SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2008

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224-9502

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Material Definitive Agreement

On December 9, 2008, A. O. Smith Corporation, a Delaware corporation (“A. O. Smith”), SICO Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of A. O. Smith (“MergerCo”), Smith Investment Company, a Nevada corporation (“SICO”), and Smith Investment Company LLC, a Delaware limited liability company (“SpinCo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of SICO with and into MergerCo, with MergerCo surviving the Merger as a wholly-owned subsidiary of A. O. Smith (the “Merger”).

Merger Agreement

At the effective time of the Merger, each issued and outstanding share of SICO common stock will be canceled and automatically converted into the right to receive consideration in the form of A. O. Smith Class A Common Stock, A. O. Smith Common Stock and cash payable in lieu of any fractional shares as follows:

•

the number of shares of A. O. Smith Class A Common Stock equal to (a) 0.9850 multiplied by the number of shares of A. O. Smith Class A Common Stock held by SICO immediately prior to the effective time divided by (b) the number of shares of SICO common stock outstanding;

•

the number of shares of A. O. Smith Common Stock equal to (a)(i) 0.9850 multiplied by the number of shares of A. O. Smith Common Stock held by SICO immediately prior to the effective time minus (ii) the number of escrow shares, divided by (b) the number of shares of SICO common stock outstanding; and

•	the number of shares of A. O. Smith Common Stock equal to the (a) number of escrow shares released from the escrow account divided by (b) the number of shares of SICO common stock outstanding.

The Merger Agreement contains customary representations and warranties by A. O. Smith, MergerCo and SICO. The Merger Agreement also contains covenants and agreements, including for (i) SICO to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (ii) each party to convene and hold meetings of its stockholders to consider and vote upon the Merger Agreement and the transactions contemplated thereby; (iii) SICO to pay for all of its transaction expenses as well as substantially all of the fees, costs and expenses incurred by A. O. Smith in connection with the Merger; and (iv) SICO to consummate a spin-off of substantially all of its assets (other than SICO’s shares of A. O. Smith) and liabilities to the stockholders of SICO prior to the closing of the Merger.

The Merger is subject to a number of closing conditions, including, but not limited to, (i) the approval of the Merger Agreement by the requisite vote of stockholders of SICO; (ii) the approval of each of the Merger Agreement, the amendment and restatement of the A .O. Smith Restated Certificate of Incorporation (the “Amended Charter”) and the issuance of A. O. Smith Class A Common Stock and Common Stock, by the requisite vote of stockholders of A. O. Smith; (iii) subject to certain exceptions, the accuracy of the representations and warranties of each party; (iv) the performance in all material respects by each party of its obligations under the Merger Agreement; (v) the Form S-4 Registration Statement being declared effective by the Securities and Exchange Commission (the “SEC”); (vi) receipt of certain regulatory approvals, including a private letter ruling from the Internal Revenue Service to the effect that, among other things, the Merger will qualify as a tax-free reorganization for federal income tax purposes; (vii) the authorization by the New York Stock Exchange of the listing of additional shares of A. O. Smith Common Stock; (viii) the absence of a preliminary or permanent injunction or other ruling issued by a governmental authority that has the effect of making the consummation of the Merger illegal or otherwise prohibiting the consummation of the Merger; and (ix) the acceptance of the merger filings with the Secretaries of State of the States of Nevada and Delaware.

The Amended Charter provides for (i) an increase, for purposes of the Merger, in the total number of authorized shares of Class A Common Stock that A. O. Smith can issue; (ii) an increase in the percentage of members of the board of directors that holders of A. O. Smith Common Stock elect; (iii) shares of A. O. Smith Class A Common Stock to convert automatically into A. O. Smith Common Stock upon transfer to unaffiliated third parties; and (iv) all shares of A. O. Smith Class A Common Stock to convert into A. O. Smith Common Stock once the outstanding shares of A. O. Smith Class A Common Stock fall below approximately 8% of the total outstanding shares of A. O. Smith Class A Common Stock and Common Stock as of the date of the Merger Agreement.

A. O. Smith and SICO also have certain termination rights under the Merger Agreement.

The board of directors of each of A. O. Smith, SICO and MergerCo has approved the Merger Agreement, the Merger and the transactions contemplated thereby.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated by reference into this report.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about A. O. Smith, MergerCo, SICO or SpinCo. As described above, the Merger Agreement contains representations and warranties of each of A. O. Smith, MergerCo, SICO and SpinCo made to the other parties to the Merger Agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations or warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Ancillary Agreements

Escrow Agreement

Pursuant to an escrow agreement, at the effective time of the Merger, A. O. Smith will deposit with an escrow agent shares of A. O. Smith Common Stock with a market value of $15,000,000 that would otherwise be deliverable to holders of SICO common stock pursuant to the Merger Agreement. The escrow is to provide a source of payment for any losses for which A. O. Smith is entitled to indemnification pursuant to the Merger Agreement. A. O. Smith is to be indemnified after the closing of the Merger from the escrow shares for two years and by SpinCo for five years for, among other things, all pre-closing liabilities of SICO.

Support Agreements

Concurrently with the execution of the Merger Agreement, SICO, in its capacity as a stockholder of A. O. Smith, entered into a support agreement with A. O. Smith (the “A. O. Smith Support Agreement”). Pursuant to this agreement, SICO has agreed to vote its shares of A. O. Smith Class A Common Stock and Common Stock in favor of the Merger and the other transactions contemplated thereby, including adoption of the Merger Agreement.

The foregoing description of the A. O. Smith Support Agreement does not purport to be complete and is qualified in its entirety by reference to the A. O. Smith Support Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference into this report.

Concurrently with the execution of the Merger Agreement, certain Smith family stockholders of SICO, which is the founding family of A. O. Smith, entered into a support agreement with SICO and A. O. Smith (the “SICO Support Agreement”). Pursuant to this agreement, such Smith family stockholders have agreed to vote their shares of SICO common stock in favor of the Merger and the other transactions contemplated thereby, including adoption of the Merger Agreement. Additionally, if the Merger Agreement terminates because the SICO board of directors withdraws its recommendation, the Smith family stockholders have agreed for a period of one year after the termination of the Merger Agreement not to vote in favor of any proposal that resulted in the change of the SICO board recommendation.

The foregoing description of the SICO Support Agreement does not purport to be complete and is qualified in its entirety by reference to the SICO Support Agreement, which is filed as Exhibit 10.2 hereto and is incorporated by reference into this report.

Stockholder Agreement

Concurrently with the execution of the Merger Agreement, certain Smith family stockholders of SICO entered into a stockholder agreement with A. O. Smith (the “Stockholder Agreement”). Pursuant to this agreement, such stockholders have agreed for a period of up to three years after the closing of the Merger not to, without the approval of the A. O. Smith board of directors, (i) directly or indirectly participate in or publicly announce an intention to participate in certain “solicitations” of “proxies,” (ii) submit or solicit stockholder approval for any proposal for consideration at any A. O. Smith annual or special meeting; or (iii) solicit or commence an alternative acquisition transaction (a transaction where any person acquires more than 50% of the assets or beneficial ownership of more than 50% of any class of stock of A. O. Smith).

The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholder Agreement, which is filed as Exhibit 10.3 hereto and is incorporated by reference into this report.

Voting Trust Agreement

In connection with the closing of the Merger, certain Smith family stockholders of SICO may deposit shares of A. O. Smith Class A Common Stock and Common Stock with trustees pursuant to a voting trust agreement. With respect to any matters submitted to a vote of stockholders of A. O. Smith, the trustees will vote in their discretion the shares deposited in the voting trust. The Voting Trust Agreement also contemplates restrictions on certain withdrawals from the voting trust, such as the ability of the trustees to substitute A. O. Smith Common Stock that a participant wishes to withdraw.

Important Information for Investors and Stockholders

In connection with the Merger, the parties intend to file a registration statement on Form S-4 with the SEC containing a joint proxy statement/prospectus. Such documents, however, are not currently available. The joint proxy statement/prospectus will be mailed to stockholders of A. O. Smith and SICO. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the joint proxy statement/prospectus filed by A. O. Smith without charge, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. It is also available at the Company’s website, (http://www.aosmith.com), by clicking on A. O. Smith Corporation, Investor Relations and then SEC filings. Copies of the joint proxy statement/prospectus can also be obtained, without charge, once they are filed with the SEC, by directing a request to A. O. Smith Corporation, Attention: Investor Relations, 11270 West Park Place, Milwaukee, Wisconsin 53224.

A. O. Smith, SICO and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of A. O. Smith and SICO in connection with the proposed transaction. Information about the directors and executive officers of A. O. Smith and SICO and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 9, 2008, among A. O. Smith Corporation, SICO Acquisition, LLC, Smith Investment Company and Smith Investment Company LLC.

10.1	A. O. Smith Support Agreement, dated as of December 9, 2008, among Smith Investment Company, A. O. Smith Corporation and SICO Acquisition, LLC.

10.2	SICO Support Agreement, dated as of December 9, 2008, among Smith Investment Company, A. O. Smith Corporation and certain Smith family stockholders of Smith Investment Company.

10.3	Stockholder Agreement, dated as of December 9, 2008, by and between A. O. Smith Corporation and each SICO stockholder who becomes a signatory thereto.

99.1	Joint Press release issued by A. O. Smith Corporation and Smith Investment Company dated December 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: December 9, 2008	By:	/s/ James F. Stern
James F. Stern
Executive Vice President,
General Counsel and Secretary

A. O. SMITH CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 9, 2008, among A. O. Smith Corporation, SICO Acquisition, LLC, Smith Investment Company and Smith Investment Company LLC.

10.1	A. O. Smith Support Agreement, dated as of December 9, 2008, among Smith Investment Company, A. O. Smith Corporation and SICO Acquisition, LLC.

10.2	SICO Support Agreement, dated as of December 9, 2008, among Smith Investment Company, A. O. Smith Corporation and certain Smith family stockholders of Smith Investment Company.

10.3	Stockholder Agreement, dated as of December 9, 2008, by and between A. O. Smith Corporation and each SICO stockholder who becomes a signatory thereto.

99.1	Joint Press release issued by A. O. Smith Corporation and Smith Investment Company dated December 9, 2008.